Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-255769) of Zentalis Pharmaceuticals, Inc.,
(2) Registration Statement (Form S-8 No. 333-237593) pertaining to the Zentalis
Pharmaceuticals, Inc. 2020 Incentive Award Plan,
(3) Registration Statement (Form S-8 No. 333-254506) pertaining to the Zentalis
Pharmaceuticals, Inc. 2020 Employee Stock Purchase Plan, and
(4) Registration Statement (Form S-8 No. 333-266702) pertaining to the Zentalis
Pharmaceuticals, Inc. 2020 Incentive Award Plan and the Zentalis Pharmaceuticals, Inc. 2022
Employment Inducement Incentive Award Plan;

of our reports dated February 27, 2024, with respect to the consolidated financial statements of Zentalis Pharmaceuticals, Inc., and the effectiveness of internal control over financial reporting of Zentalis Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) of Zentalis Pharmaceuticals, Inc. for the year ended December 31, 2023.

/s/ Ernst & Young LLP
San Diego, California
February 27, 2024